Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton Chief Financial Officer 610-768-3300	April 27, 2009

UNIVERSAL HEALTH SERVICES, INC. REPORTS

17% INCREASE IN 2009 FIRST QUARTER EARNINGS FROM CONTINUING

OPERATIONS PER DILUTED SHARE

Consolidated Results of Operations:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its net income was $67.5 million, or an increase of 14% to $1.37 per diluted share, during the first quarter of 2009 as compared to $61.7 million, or $1.20 per diluted share, during the comparable prior year quarter. Income from continuing operations was $67.5 million, or an increase of 17% to $1.37 per diluted share, during the first quarter of 2009 as compared to $60.1 million, or $1.17 per diluted share, during the comparable prior year quarter.

Net revenues increased 3% to $1.31 billion during the first quarter of 2009 as compared to $1.28 billion during the first quarter of 2008. Our consolidated operating margin, as calculated on the attached Supplemental Schedule, was 15.6% and 14.8% during the three-month periods ended March 31, 2009 and 2008, respectively.

Acute Care Services:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions decreased 1.1% and patients days decreased 2.2% during the first quarter of 2009, as compared to the first quarter of 2008. On a same facility basis, net revenues at our acute care facilities increased 0.9% during the first quarter of 2009 as compared to the comparable prior year quarter. Net revenue per adjusted admission and adjusted patient day at these facilities increased 0.9% and 2.0%, respectively, during the first quarter of 2009 over the comparable prior year quarter. The operating margin at our acute care hospitals owned during both periods increased to 17.5% during the first quarter of 2009 as compared to 16.2% during the first quarter of 2008.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $158 million and $154 million during the three-month periods ended March 31, 2009 and 2008, respectively.

Behavioral Health Care Services:

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 1.1% and patient days decreased 1.4% during the first quarter of 2009 as compared to the first quarter of 2008. On a same facility basis, net revenues at our behavioral health facilities increased 2.8% during the first quarter of 2009 as compared to the comparable prior year quarter. Net revenue per adjusted patient day at these facilities increased 4.8% during the first quarter of 2009 over the comparable prior year quarter. The operating margin at our behavioral health facilities owned during both periods was 25.0% during the first quarter of 2009 as compared to 23.7% during the first quarter of 2008.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 28, 2009. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on April 28, 2009 and will continue through midnight on May 12, 2009. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 92651699. This call will also be available live over the internet at our web site at www.uhsinc.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2008), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2008. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months
	ended March 31,
	2009	2008
Net revenues	$1,312,419	$1,277,976

Operating charges:
Salaries, wages and benefits	541,297	541,575
Other operating expenses	273,221	248,645
Supplies expense	173,967	179,239
Provision for doubtful accounts	118,978	119,797
Depreciation and amortization	51,134	46,743
Lease and rental expense	17,072	17,555

	1,175,669	1,153,554

Income from continuing operations before interest expense and income taxes	136,750	124,422
Interest expense, net	12,638	13,479

Income from continuing operations before income taxes	124,112	110,943
Provision for income taxes	42,078	37,611

Income from continuing operations	82,034	73,332
Income from continuing operations attributable to minority interests	14,493	13,279

Income from continuing operations attributable to UHS	67,541	60,053
Income from discontinued operations, net of income tax expense (a)	—	1,610
Net income attributable to UHS	$67,541	$61,663

Basic earnings per share attributable to UHS (b)
From continuing operations	$1.37	$1.17
From discontinued operations	—	0.03

Total basic earnings per share	$1.37	$1.20

Diluted earnings per share attributable to UHS (b)
From continuing operations	$1.37	$1.17
From discontinued operations	—	0.03

Total diluted earnings per share	$1.37	$1.20

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months
	ended March 31,
	2009	2008
(a) Calculation of income from discontinued operations, net of income tax:

Income from discontinued operations, pre-tax	—	$2,609
Income tax expense	—	(999)

Income from discontinued operations, net of taxes	—	$1,610

(b) Earnings per share calculation:

Basic:
Income from continuing operations attributable to UHS	$67,541	$60,053
Less: Net income attributable to unvested restricted share grants	(314)	(259)

Income from continuing operations—basic	67,227	59,794
Income from discontinued operations	—	1,610

Net income attributable to UHS—basic	$67,227	$61,404

Weighted average number of common shares—basic	49,206	51,263

Basic earnings per share attributable to UHS:
From continuing operations	$1.37	$1.17
From discontinued operations	—	0.03

Total basic earnings per share	$1.37	$1.20

Diluted:
Income from continuing operations attributable to UHS	$67,541	$60,053
Less: Net income attributable to unvested restricted share grants	(314)	(259)

Income from continuing operations—diluted	67,227	59,794
Income from discontinued operations	—	1,610

Net income attributable to UHS—diluted	$67,227	$61,404

Weighted average number of common shares	49,206	51,263
Add: Other share equivalents	—	17

Weighted average number of common shares and equiv.—diluted	49,206	51,280

Diluted earnings per share attributable to UHS:
From continuing operations	$1.37	$1.17
From discontinued operations	—	0.03

Total diluted earnings per share	$1.37	$1.20

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended March 31, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three months ended		Three months ended
	March 31, 2009		March 31, 2008
Net revenues	$1,312,419	100.0%	$1,277,976	100.0%

Operating charges:
Salaries, wages and benefits	541,297	41.2%	541,575	42.4%
Other operating expenses	273,221	20.8%	248,645	19.5%
Supplies expense	173,967	13.3%	179,239	14.0%
Provision for doubtful accounts	118,978	9.1%	119,797	9.4%

	1,107,463	84.4%	1,089,256	85.2%

Operating income/margin	204,956	15.6%	188,720	14.8%

Lease and rental expense	17,072		17,555
Income from continuing operations attributable to minority interests	14,493		13,279

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	173,391		157,886

Depreciation and amortization	51,134		46,743
Interest expense, net	12,638		13,479

Income before income taxes	109,619		97,664
Provision for income taxes	42,078		37,611

Income from continuing operations attributable to UHS	67,541		60,053
Income from discontinued operations, net of income taxes	—		1,610
Net income attributable to UHS	$67,541		$61,663

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)
	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$9,423	$5,460
Accounts receivable, net	652,854	625,437
Supplies	77,022	76,043
Other current assets	32,392	26,375
Deferred income taxes	39,249	34,522
Current assets held for sale	21,580	21,580

Total current assets	832,520	789,417

Property and equipment	3,446,127	3,355,974
Less: accumulated depreciation	(1,300,845)	(1,255,682)

	2,145,282	2,100,292

Other assets:
Goodwill	733,882	732,937
Deferred charges	11,440	10,428
Other	112,193	109,388

	$3,835,317	$3,742,462

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$8,725	$8,708
Accounts payable and accrued liabilities	591,427	542,008
Federal and state taxes	44,211	10,409

Total current liabilities	644,363	561,125

Other noncurrent liabilities	403,325	407,652
Long-term debt	938,844	990,661
Deferred income taxes	11,267	12,439

UHS common stockholders’ equity	1,596,544	1,543,850
Minority interest	240,974	226,735

Total equity	1,837,518	1,770,585
	$3,835,317	$3,742,462

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months
	ended March 31,
	2009	2008
Cash Flows from Operating Activities:
Net income	$67,541	$61,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	51,135	47,370
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(44,894)	(63,970)
Construction management and other receivable	17,477	383
Accrued interest	10,491	8,999
Accrued and deferred income taxes	28,062	31,301
Other working capital accounts	6,581	27,777
Other assets and deferred charges	(1,902)	1,351
Other	(1,073)	(1,714)
Minority interest in earnings of consolidated entities, net of distributions	14,239	12,906
Accrued insurance expense, net of commercial premiums paid	20,014	19,376
Payments made in settlement of self-insurance claims	(15,669)	(13,766)

Net cash provided by operating activities	152,002	131,676

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(78,219)	(81,751)
Proceeds received from sale of assets	—	2,235

Net cash used in investing activities	(78,219)	(79,516)

Cash Flows from Financing Activities:
Reduction of long-term debt	(51,800)	—
Additional borrowings	—	33,180
Repurchase of common shares	(14,725)	(89,799)
Dividends paid	(3,962)	(4,072)
Issuance of common stock	667	1,093

Net cash used in financing activities	(69,820)	(59,598)

Increase (decrease) in cash and cash equivalents	3,963	(7,438)
Cash and cash equivalents, beginning of period	5,460	16,354

Cash and cash equivalents, end of period	$9,423	$8,916

Supplemental Disclosures of Cash Flow Information:
Interest paid	$3,966	$6,407

Income taxes paid, net of refunds	$13,784	$7,642

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

		% Change Quarter Ended
Same Facility:		3/31/2009

Acute Care Hospitals
Revenues		0.9%
Adjusted Admissions		0.0%
Adjusted Patient Days		-1.1%
Revenue Per Adjusted Admission		0.9%
Revenue Per Adjusted Patient Day		2.0%

Behavioral Health Hospitals
Revenues		2.8%
Adjusted Admissions		0.5%
Adjusted Patient Days		-1.9%
Revenue Per Adjusted Admission		2.3%
Revenue Per Adjusted Patient Day		4.8%

UHS Consolidated	First Quarter Ended
	3/31/2009	3/31/2008

Revenues	$1,312,419	$1,277,976
EBITDA (1)	$173,391	$157,886
EBITDA Margin (1)	13.2%	12.4%

Cash Flow From Operations	$152,002	$131,676
Days Sales Outstanding	45	48
Capital Expenditures	$78,219	$81,751

Debt	947,569	1,045,082
Shareholders Equity	1,596,544	1,487,212
Debt / Total Capitalization	37.2%	41.3%
Debt / EBITDA (2)	1.64	1.98
Debt / Cash From Operations (2)	1.96	2.74

Acute Care EBITDAR Margin (3)	17.5%	16.2%
Behavioral Health EBITDAR Margin (3)	24.3%	23.1%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

Universal Health Services, Inc.

SELECTED HOSPITAL STATISTICS

MARCH 31, 2009

AS REPORTED:

		For the three months ended

	Acute (1)			Behavioral Health
	03/31/09	03/31/08%		03/31/09	03/31/08%
Hospitals owned and leased	21	23	-8.7%	82	83	-1.2%
Average licensed beds	5,465	5,453	0.2%	7,794	7,596	2.6%
Patient days	307,278	314,241	-2.2%	512,934	529,955	-3.2%
Average daily census	3,414.2	3,453.2	-1.1%	5,699.3	5,823.7	-2.1%
Occupancy-licensed beds	62.5%	63.3%	-1.3%	73.1%	76.7%	-4.6%
Admissions	68,198	68,956	-1.1%	33,961	32,882	3.3%
Length of stay	4.5	4.6	-1.1%	15.1	16.1	-6.3%
Inpatient revenue	$2,580,139	$2,439,285	5.8%	$503,681	$488,733	3.1%
Outpatient revenue	995,699	905,416	10.0%	68,128	66,588	2.3%
Total patient revenue	3,575,838	3,344,701	6.9%	571,809	555,321	3.0%
Other revenue	17,675	18,173	-2.7%	7,909	8,158	-3.1%
Gross hospital revenue	3,593,513	3,362,874	6.9%	579,718	563,479	2.9%

Total deductions	2,633,799	2,411,605	9.2%	257,565	250,621	2.8%

Net hospital revenue	$959,714	$951,269	0.9%	$322,153	$312,858	3.0%

SAME FACILITY:
	Acute (2)			Behavioral Health (3)
	03/31/09	03/31/08%		03/31/09	03/31/08%
Hospitals owned and leased	21	21	0.0%	79	79	0.0%
Average licensed beds	5,465	5,453	0.2%	7,581	7,405	2.4%
Patient days	307,278	314,241	-2.2%	507,195	514,159	-1.4%
Average daily census	3,414.2	3,453.2	-1.1%	5,635.5	5,650.1	-0.3%
Occupancy-licensed beds	62.5%	63.3%	-1.3%	74.3%	76.3%	-2.6%
Admissions	68,198	68,956	-1.1%	33,153	32,785	1.1%
Length of stay	4.5	4.6	-1.1%	15.3	15.7	-2.4%

(1)	Our three acute care hospitals located in New Orleans and discontinued operations are excluded in current and prior years.
(2)	Central Montgomery is excluded in both current and prior years.
(3)	Central Florida, Coastal Behavioral, Summit Ridge and Shenandoah Valley are excluded in both current and prior years. Broad Horizons, Highlander RTC, Midwest Youth and Vista Group Homes are excluded in both current and prior years.